September 29, 2000


Mr. Steven D. Krichmar
PricewaterhouseCoopers, LLP
160 Federal Street
Boston, MA 02110

Dear Mr. Krichmar:

On July 20, 2000, the Audit Committee of the Putnam Funds listed on the attached
Exhibit voted to recommend to the Trustees not to retain PricewaterhouseCoopers LLP as the independent accountants for such funds. The Trustees were to consider this recommendation at their July meeting.

In accordance with the requirements of
item 304 of Regulation S-K please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1. On July 20, 2000, the Audit Committee of the Putnam funds specified on Exhibit 1 voted not to retain PricewaterhouseCoopers
LLP as the funds independent accountants.
The Trustees were to consider this
recommendation at their July meeting.

2. PricewaterhouseCoopers LLPs reports on the funds financial statements for fiscal years ended in 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion, not were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3. During the funds fiscal years ended in 1998 and 1999, and through the date hereof, (I) there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements

Mr. Steven D. Krichmar
September 29, 2000
Page 2


if not resolved to the satisfaction of
PricewaterhouseCoopers LLP, would have
caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years and (ii) there were no "reportable events" as defined in paragraph (a)(1)(v) of item
304 of Regulation S-K.

A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to each funds next Form N-SAR (in accordance with Sub-item 77k of Form N-SAR).

Sincerely,



/S/ John D. Hughes
Treasurer of The Putnam Funds





Exhibit 1

Trust/Fund		1933 Act		1940
Act
	SEC File No:	SEC
File No:

Putnam Convertible Opportunities and
Income Trust		33-57901		811-
07253

Putnam Global Equity Fund		33-
53135		811-7105

Putnam Small Cap Value Fund		33-
56339		811-7237

Putnam High Yield Municipal Trust		33-
27889		811-5795

Putnam Municipal Income Fund		33-
26921		811-5763

Putnam Strategic Income Fund		33-
55791		811-7221

Putnam Tax Free Health Care Fund		33-
47739		811-6659

Putnam Managed High Yield Trust		33-
61388		811-7658

Putnam Arizona Tax Exempt Income Fund
	33-37992		811-
6258

Putnam Florida Tax Exempt Income Fund
	33-35677		811-
6129

Putnam Vista Fund		2-27664		811-
1561

Putnam Emerging Markets Fund		33-
56339		811-7237

Putnam Global Natural Resources Fund		2-
67827		811-3061

Putnam High Yield Trust		2-60492
		811-2796

Putnam International Fund		33-
56339		811-7237

Putnam U.S. Government Income Trust		2-
87634		811-3897

Putnam Master Intermediate Income Trust
	33-20610		811-
5498

Putnam Diversified Income Trust		33-
23623		811-5635

Putnam New York Tax Exempt Income Trust
	2-83909		811-
3741

Putnam New York Tax Exempt Money Market
Fund		33-17344		811-
5335

Putnam New York Tax Exempt Opportunities
Fund		33-37001		811-
6176